ARTICLES OF INCORPORATION

                                       OF

                            WEST TECH SERVICES, INC.


                           FIRST. The name of the corporation is:

                            WEST TECH SERVICES, INC.


                           SECOND.  Its registered office in the State of Nevada
is located at 2533 North Carson Street, Carson City, Nevada 89706 that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board or Directors, or by the by1aws of said corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

                           THIRD.  The  objects  for which this  Corporation  is
formed are: To engage in any lawful activity, including, but not limited to the following:

                  (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

                  (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

                  (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited. perpetually, or until dissolved and its affairs wound up accordance to law.

                  (D) Shall have power to sue and be sued in any court of law or equity.

                  (E) Shall have power to make contracts.

                  (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

                  (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

                  (H) Shall have power to make bylaws not inconsistent with the Constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

                  (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

                  (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

                  (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, age, pledge or otherwise, or unsecured, for money borrowed. or in payment for property purchased, or acquired, or for any other lawful object.

                  (L) Shall have power to guarantee, purchase. hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada. or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

                  (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital. capital surplus, surplus, or other property or fund.

                  (N) Shall have power to conduct business, have one or more offices. and hold, purchase. mortgage and convey real and personal property in the State of Nevada, and in any of the. several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

                  (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

                  (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

                  (Q) Shall have power to enter into partnerships, general joint ventures, in connection with any lawful activities.

                           FOURTH.  That the total number of voting common stock
authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.


                           FIFTH. The governing board of this corporation  shall
be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of. this Corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

               NAME                                    POST OFFICE ADDRESS

          Lewis E. Laughlin                           2533 North Carson Street
                                                      Carson City, NV 89705

                           SIXTH.  The  capital  stock,  after the amount of the
subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                           SEVENTH.  The  name and post  office  address  of the
Incorporator signing the Articles of Incorporation is as follows:

                   Lewis E. Laughlin
                   2533 North Carson Street
                   Carson City, NV 89706
                   EIGHTH.  The resident agent for this corporation shall be:


                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and the principal or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                           Carson City, Nevada 89706

                           NINTH.   The   corporation   is  to  have   perpetual
existence.

                           TENTH.  In  furtherance  and not in limitation of the
powers conferred the Board of Directors is expressly authorized: Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

                  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

                  By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees, shall have such name, or names, as may be stated in the By Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

                  When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

                           ELEVENTH No shareholder shall be entitled as a matter
of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                           TWELFTH.  No director  or officer of the  Corporation
shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                           THIRTEENTH.  This  Corporation  reserves the right to
amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


                  I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 20th day April, 1992.

        /s/  Lewis E. Laughlin


STATE OF NEVADA      )
                        SS:
CARSON CITY          )

On this 20th day of April, 1992, in Carson City. Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                               Lewis E. Laughlin

known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                    /s/ Becky L. Butler
                                    -------------------------------
                                    Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

4-20-92 /s/ Irma D. Butler
Date        Service Coordinator

                                  RESIGNATION


I Lewis E. Laughlin, an original incorporator and member of the first Board of Directors of WEST TECH SERVICES, INC., a Neavada Corporation, hereby tender my resignation as a member of the Board of Directors and as Officers of the above named Corporation, such resignation to be effective this 20th day of April, 1992.


                                             /s/ Lewis E. Laughlin
                                                 Director

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            West Tech Services, Inc.
                                (the Corporation)


We the undersigned, Tracey I. Sinclair (President/Director) and Douglas Ansell (Secretary/Director) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on Monday, April 28,1997, adopted a resolution to amend the original articles as follows:

                       Forth:   Capital Stock

                       1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Sixty-Million
                      (60,000,000),  consisting  of  Fifty-Million  (50,000,000)
                      shares of Common Stock, par value of $0.001 per share (The Common Stock") and Ten-Million (10,000,000) shares of Preferred Stock, which have a par value of $0.001 per share (the 'Preferred Stock").


                       2. Powers and Rights of Common Stock

                       (a) Preemptive  Right. No shareholders of the Corporation
                      holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

                       (b) Voting Rights and Powers. With respect to all matters
                      upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name

                       (c) Dividends and Distributions

                       (i) Cash  Dividends.  Subject to the rights of holders of
                      Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

                       (ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

                       (iii) Other Rights.  Except as otherwise  required by the
                      Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

                       3. Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

                       4. Issuance of the Common Stock and the Preferred  Stock.
                      The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

                       5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 15,000, that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


Dated Monday, April 28,1997

West Tech Services, Inc.                                Attest:

/s/ Douglas Ansell                                      /s/ Tracey I. Sinclair
Douglas Ansell, Secretary                               Tracey I. Sinclair
                                                        President

State Of Nevada   )
                    SS:                         [NOTARY PUBLIC SEAL HERE]
County Of Clark   )

The undersigned Notary Public certified, deposes and states that Tracey I. Sinclair and Douglas Ansell, personally appeared before me and executed the foregoing on behalf of the Corporation as its President and Secretary respectively, 30th day of March, 1998.

                                     /s/ Bridget E. Richards
                                     Notary Public in and for
                                     said County and State